Exhibit 10.25

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), dated as of November 2, 2012, by and between American Campus Communities, Inc. (the “Company”) and Daniel Perry (“Executive”).
WHEREAS, the Company and Executive have entered into an employment agreement dated as of May 4, 2011 (the “Employment Agreement”); and
WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.
NOW, THEREFORE, the Company and Executive agree as follows:
1.Position, Duties and Responsibilities. Executive acknowledges and agrees that his functions, duties and responsibilities have been expanded in manner consistent with Executive’s title and Employment Agreement.

2.Salary. Section 4(a) of the Employment Agreement is amended to delete “$190,250” and replace it with “$235,000.”

3.Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Employment Agreement.

4.Ratification. Except as otherwise expressly provided in this Amendment, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

5.Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ William C. Bayless, Jr.

William C. Bayless, Jr. President and Chief Executive Officer

/s/ Daniel B. Perry
Daniel B. Perry